EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated July 3, 2006 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Series 588 (EAFE Select 20 Portfolio 2006-3, The Dow Jones Select Dividend Index Strategy Portfolio 2006-3, Select 5 Industrial Portfolio 2006-3, Select S&P Industrial Portfolio 2006-3, Select S&P Core Portfolio 2006-3, Global 45 Dividend Strategy Portfolio 2006-3, Nasdaq Select 10 Portfolio 2006-3, Multi-Strategy Series: EAFE, EDVY 2006-3, Select 10 Industrial Portfolio 2006-4, The Dow Contrarian Strategy Portfolio 2006-4 and S&P PowerPicks Portfolio 2006-3) as of July 3, 2006 contained in the Registration Statement on Form S-6 and Prospectuses. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."


                                                              Grant Thornton LLP

New York, New York
July 3, 2006